EXHIBIT 23.2
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                                [GRAPHIC OMITTED]



September 23, 2003



TO:  UNITED STATES SECURITIES AND EXCHANGE COMMISSION


RE:  ENCANA CORPORATION ("ENCANA") - REGISTRATION STATEMENT ON FORM F-9



We hereby consent to the use of and reference to our name and our reports, and the inclusion of information derived from our reports, evaluating a portion of EnCana's petroleum and natural gas reserves as at December 31, 2002, in the registration statement on Form F-9 of EnCana (File No. 333-98087).


Sincerely,

MCDANIEL & ASSOCIATES CONSULTANTS LTD.



"signed by P. A. Welch"
-----------------------------
P.A. Welch, P. Eng.
Executive Vice President



Suite 2200, Bow Valley Square 3, 255-5 th Avenue S.W., Calgary, Alberta T2P 3G6
Tel: (403) 262-5506 Fax: (403) 233-2744
Email: mcdaniel@mcdan.com Website: www.mcdan.com